Exhibit 99.1
News Release

For immediate release	For more information contact:
November 2, 2018	Jeffrey E. Eberwein
Chairman of the Board
203-489-9501
ir@digirad.com

Digirad Corporation Reports Financial Results for the
Third Quarter and Nine Months Ended September 30, 2018

•	Discusses progress on new “HoldCo” strategy
•Announces sale of Telerhythmics business
•Approves a new Stock Buy Back Plan, replacing Dividends
•Reaffirms 2018 financial guidance for Revenue and Free Cash Flow and updates its non-GAAP adjusted EBITDA guidance

Suwanee, GA. - Digirad Corporation (Nasdaq: DRAD) today reported its financial results for the third quarter and nine months ended September 30, 2018.
Total revenues from continuing operations for the third quarter were $25.7 million, compared to $25.8 million in the third quarter of the prior year.
Net loss from continuing operations for the third quarter was $1.2 million, or $0.06 net loss per diluted share from continuing operations, compared to net loss of $7.3 million or $0.37 net loss per diluted share in the same period in the prior year. Non-GAAP adjusted net loss from continuing operations for the third quarter was $0.6 million, or $0.03 adjusted net loss from continuing operations per diluted share, compared to adjusted net income of $0.1 million, or $0.01 adjusted net income per diluted share in the same period in the prior year.
Non-GAAP adjusted EBITDA from continuing operations for the third quarter was $1.6 million, compared to $2.4 million in the same period in the prior year. Operating cash flow for the third quarter was negative $0.8 million, compared to the prior year's operating cash flow for the third quarter of $0.6 million. Non-GAAP free cash flow was negative $0.4 million for the third quarter, compared to negative $0.2 million in the same period in the prior year.
Total revenues for the nine months ended September 30, 2018 were $78.3 million, compared to $78.3 million in the same period in the prior year.
Net loss from continuing operations for the nine months ended September 30, 2018 was $2.9 million, or $0.15 net loss per diluted share, compared to net loss of $12.4 million, or $0.62 net loss per diluted share in the same period in the prior year. Non-GAAP adjusted net loss for the nine months ended September 30, 2018 was $1.6 million, or $0.08 adjusted net loss per diluted share, compared to adjusted net loss of $1.7 million, or $0.09 adjusted net loss per diluted share in the same period in the prior year.
Non-GAAP adjusted EBITDA for the nine months ended September 30, 2018 was $5.2 million, compared to $5.6 million in the same period in the prior year. Operating cash flow for the nine months ended September 30, 2018 was $2.2 million, compared to the prior year's operating cash flow for the first nine months of $4.1 million. Non-GAAP free cash flow was $2.1 million for the nine months ended September 30, 2018, compared to $2.7 million in the same period in the prior year.
Digirad President and CEO Matt Molchan said, “Overall, our business had some challenges during the quarter, which we expect to be temporary in nature. Despite these challenges, we were still able to keep revenue flat on a year over year basis, with Diagnostic Services revenue outperforming over the prior year. Our Digirad Imaging Solutions (DIS) unit within Diagnostic Services suffered weather related issues due to storms in the southeast but still managed to outperform the prior year quarter by 6%. Mobile Healthcare’s performance in the quarter was impacted by higher than normal equipment and trailer maintenance costs, however interim rental revenue continued to outperform increasing by 24% over the prior year’s quarter." Molchan continued, “Camera sales again impacted our revenue generation in Diagnostic Imaging, but a strong September bodes well for a good finish to the year as budgets for hospital systems’ capital expenditures are being funded."

The proposed merger with ATRM Holdings, Inc. to form “HoldCo”, previously announced on September 10th, 2018 continues to progress with an anticipated closing in the spring of 2019. Additionally, the Company has chosen to eliminate the dividend so that it can instead buy back stock given the attractive valuation of the Company’s current stock price. HoldCo, once it is formed, expects to make high-return internal investments as well as look for attractive acquisition opportunities in addition to repurchasing shares. “Our mission is to grow and maximize value per share over the long-term, and we believe opportunistic share repurchases will better achieve this goal than continuing to pay dividends given our current stock price” said Digirad Chairman Jeff Eberwein. Under the new stock repurchase program, authorized by the Board of Directors, the Company may purchase up to 2 million shares of its common stock, which represents approximately 10% of the current shares outstanding. After completing this repurchase program, the Board will consider authorizing an additional share repurchase plan. The Company intends to repurchase shares through authorized Rule 10b5-1 plans, open market purchases, privately-negotiated transactions, block purchases or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended. Share repurchases will be evaluated against organic growth investments and acquisitions, and the Company expects to continually allocate capital to its highest and best use.

In addition, the Company sold its Telerhythmics business to G Medical Innovations USA, Inc. for $1.95 million in cash. This sale will allow the Company to put even more focus on its cash generating imaging businesses and it will allow the Telerhythmics business to merge with a company in G Medical that is focused in the cardiac event monitoring space with exciting new technology on the horizon. The Company intends to use the proceeds of the deal to further pay down its debt.

2018 Financial Guidance
The Company reaffirms its previously announced fiscal year 2018 financial guidance for revenues from continuing operations between $100 and $105 million and free cash flow between $4 and $5 million. The Company lowers its non-GAAP adjusted EBITDA from between $8.5 and $9.5 million to approximately $7.0 million. The updated guidance is based on adjusting the full year outlook based on the actual performance in the third quarter.
Conference Call Information
A conference call is scheduled for 11:00 a.m. EDT on November 2, 2018 to discuss the results and management's outlook. The call may be accessed by dialing 1-877-407-9039 (international callers: +1-201-689-8470) five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at http://drad.client.shareholder.com; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.
Use of Non-GAAP Financial Measures by Digirad Corporation
This Digirad news release presents the non-GAAP financial measures “adjusted net income (loss),” “adjusted net income (loss) per diluted share,” “free cash flow”, and “adjusted EBITDA.” The most directly comparable measure for these non-GAAP financial measures are net income and diluted net income per share. The Company has included below unaudited adjusted financial information, which presents the Company's results of operations after excluding acquired intangible asset amortization, acquisition related contingent consideration adjustments, unrealized gain(loss) on available-for-sale securities, and non-recurring related income tax adjustments. Further excluded in the measure of adjusted EBITDA are interest, taxes, depreciation, amortization and stock-based compensation.
A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding Digirad's financial condition and results of operations is included as Exhibit 99.2 to Digirad's report on Form 8-K filed with the Securities and Exchange Commission on November 2, 2018.
About Digirad Corporation
Digirad delivers convenient, effective, and efficient healthcare solutions on an as needed, when needed, and where needed basis. Digirad’s diverse portfolio of mobile healthcare solutions and diagnostic imaging equipment and services, provides hospitals, physician practices, and imaging centers through the United States access to technology and services necessary to provide exceptional patient care in the rapidly changing healthcare environment. For more information, please visit www.digirad.com.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology, or in specific statements such as the Company's ability to deliver value to customers, the ability to grow and generate positive cash flow, the ability to execute on restructuring activities, and ability to successfully execute acquisitions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks are detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

(Financial tables follow)

Digirad Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

(in thousands, except per share amounts)	2018	2017	2018	2017
Revenues:
Services	$22,904	$22,820	$69,851	$69,619
Product and product-related	2,803	2,975	8,401	8,701
Total revenues	25,707	25,795	78,252	78,320
Cost of revenues:
Services	19,700	18,768	58,984	56,456
Product and product-related	1,649	1,657	4,736	5,204
Total cost of revenues	21,349	20,425	63,720	61,660
Gross profit	4,358	5,370	14,532	16,660
Total gross profit percentage	17.0%	20.8%	18.6%	21.3%
Services gross profit percentage	14.0%	17.8%	15.6%	18.9%
Product and product-related gross profit percentage	41.2%	44.3%	43.6%	40.2%
Operating expenses:
Marketing and sales	1,281	1,383	4,209	4,762
General and administrative	3,504	3,718	11,418	14,331
Amortization of intangible assets	356	374	1,069	1,121
Goodwill impairment	—	—	476	—
Loss on sale of buildings	507	—	507	—
Total operating expenses	5,648	5,475	17,679	20,214
Loss from operations	(1,290)	(105)	(3,147)	(3,554)
Other expense:
Other expense, net	(76)	(237)	(112)	(237)
Interest expense, net	(200)	(154)	(563)	(574)
Loss on extinguishment of debt	—	—	(43)	(709)
Total other expense	(276)	(391)	(718)	(1,520)
Loss before income taxes	(1,566)	(496)	(3,865)	(5,074)
Income tax benefit (expense)	379	(6,838)	940	(7,357)
Loss from continuing operations, net of tax	(1,187)	(7,334)	(2,925)	(12,431)
(Loss) income from discontinued operations, net of tax	(239)	(1,565)	5,255	(1,316)
Net (loss) income	$(1,426)	$(8,899)	$2,330	$(13,747)

Net (loss) income per share - basic and diluted
Continuing operations	$(0.06)	$(0.37)	$(0.15)	$(0.62)
Discontinued operations	$(0.01)	$(0.08)	$0.26	$(0.07)
Net (loss) income per share - basic and diluted (1)	$(0.07)	$(0.44)	$0.12	$(0.69)
Dividends declared per common share	$0.055	$0.055	$0.165	$0.155
Weighted average shares outstanding – basic and diluted	20,176	20,009	20,129	19,974

(1) Earnings per share may not add due to rounding.

Digirad Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share data)	September 30, 2018	December 31, 2017
Assets:
Current assets:
Cash and cash equivalents	$963	$1,877
Securities available-for-sale	90	97
Accounts receivable, net	13,455	15,887
Inventories, net	5,884	5,501
Restricted cash	167	242
Other current assets	1,987	1,972
Total current assets	22,546	25,576
Property and equipment, net	23,404	28,365
Intangible assets, net	6,760	7,830
Goodwill	1,916	2,392
Restricted cash	101	101
Non-current assets held for sale	—	1,736
Other assets	462	703
Total assets	$55,189	$66,703

Liabilities:
Current liabilities:
Accounts payable	$4,645	$5,207
Accrued compensation	3,257	5,507
Accrued warranty	151	204
Deferred revenue	1,561	2,302
Current liabilities held for sale	—	835
Other current liabilities	2,692	2,915
Total current liabilities	12,306	16,970
Long-term debt	13,592	19,500
Deferred tax liabilities	191	254
Other liabilities	1,795	2,180
Total liabilities	27,884	38,904

Stockholders’ equity:
Preferred stock, $0.0001 par value: 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.0001 par value: 80,000,000 shares authorized; 20,230,628 and 20,060,311 shares issued and outstanding (net of treasury shares) at September 30, 2018 and December 31, 2017, respectively	2	2
Treasury stock, at cost; 2,588,484 shares at September 30, 2018 and December 31, 2017	(5,728)	(5,728)
Additional paid-in capital	145,339	148,163
Accumulated other comprehensive loss	(22)	(5)
Accumulated deficit	(112,286)	(114,633)
Total stockholders’ equity	27,305	27,799
Total liabilities and stockholders’ equity	$55,189	$66,703

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2018	2017	2018	2017

Net loss from continuing operations	$(1,187)	$(7,334)	$(2,925)	$(12,431)
Acquired intangible amortization	356	374	1,069	1,121
Unrealized loss on available-for-sale securities (1)	76	237	112	237
Litigation reserve (2)	—	—	—	1,339
Restructuring costs (3)	—	—	97	—
Loss on extinguishment of debt	—	—	43	709
Goodwill impairment (4)	—	—	476	—
Loss on sale of buildings (5)	507	—	507	—
Acquisition related contingent consideration valuation adjustment (6)	—	—	—	(57)
Income tax items (7)	(379)	6,838	(940)	7,357
Non-GAAP adjusted net (loss) income from continuing operations	$(627)	$115	$(1,561)	$(1,725)

Net loss per diluted share from continuing operations (8)	$(0.06)	$(0.37)	$(0.15)	$(0.62)
Acquired intangible amortization	0.02	0.02	0.05	0.06
Unrealized loss on available-for-sale securities (1)	—	0.01	0.01	0.01
Litigation reserve (2)	—	—	—	0.07
Restructuring costs (3)	—	—	—	—
Loss on extinguishment of debt	—	—	—	0.04
Goodwill impairment (4)	—	—	0.02	—
Loss on sale of buildings (5)	0.03	—	0.03	—
Acquisition related contingent consideration valuation adjustment (6)	—	—	—	—
Income tax items (7)	(0.02)	0.34	(0.05)	0.37
Non-GAAP adjusted net (loss) income per diluted share from continuing operations (8)	$(0.03)	$0.01	$(0.08)	$(0.09)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2018	2017	2018	2017

Net loss from continuing operations	$(1,187)	$(7,334)	$(2,925)	$(12,431)
Unrealized loss on available-for sale securities (1)	76	237	112	237
Litigation reserve (2)	—	—	—	1,339
Restructuring costs (3)	—	—	97	—
Goodwill impairment (4)	—	—	476	—
Loss on extinguishment of debt	—	—	43	709
Depreciation and amortization	2,165	2,284	6,718	7,024
Stock-based compensation	174	261	546	809
Loss on sale of buildings (5)	507	—	507	—
Interest expense, net	200	154	563	574
Acquisition related contingent consideration valuation adjustment (6)	—	—	—	(57)
Income tax expense (benefit)	(379)	6,838	(940)	7,357
Non-GAAP adjusted EBITDA from continuing operations	$1,556	$2,440	$5,197	$5,561

(1) Reflects change in fair value on equity investments classified as available-for-sale.
(2) Reflects legal settlement for wage and hour litigation in 2017.
(3) Reflects severance related costs.
(4) Reflects impairment of goodwill for Telerhythmics reporting unit.
(5) Reflects loss on sale a portion of land and buildings in our Fargo location.
(6) Reflects fair value adjustment to estimate of contingent consideration related to acquisitions.
(7) The Company has a significant tax NOL that is offset by a full valuation allowance recorded in the fourth quarter of 2017 in the GAAP consolidated financial statements. As a result, for purposes of non-GAAP measures, we utilized a 0% effective tax rate for both periods.
(8) Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.

Digirad Corporation
Reconciliation of Operating Cash Flow to Free Cash Flow
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2018	2017	2018	2017
Net cash provided by (used in) operating activities	$(823)	$606	$2,218	$4,101
Purchases of property and equipment, net of dispositions	455	(778)	(139)	(1,393)
Free cash flow	$(368)	$(172)	$2,079	$2,708

Digirad Corporation
Supplemental Debt Information
(Unaudited)
The following table reflects outstanding principal balances and interest rates for the Company's debt at September 30, 2018 and December 31, 2017:

	September 30, 2018		December 31, 2017
(in thousands)	Balance	Interest Rate	Balance	Interest Rate
Revolving Credit Facility (1)	$13,592	4.55%	$19,500	3.90%
Total borrowings	$13,592		$19,500

(1) A Revolving Credit Agreement was entered into with Comerica Bank on June 21, 2017. The agreement consists of a revolving credit facility with a five-year term, maturing on June 21, 2022.

Digirad Corporation Supplemental Segment Information (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2018	2017 (1)	2018	2017 (1)
Diagnostic Services	$12,412	$12,171	$37,704	$36,932
Diagnostic Imaging	2,803	2,975	8,401	8,701
Mobile Healthcare	10,492	10,649	32,147	32,687
Condensed consolidated revenue	$25,707	$25,795	$78,252	$78,320
Diagnostic Services	$2,404	$2,586	$7,620	$8,152
Diagnostic Imaging	1,154	1,318	3,665	3,497
Mobile Healthcare	800	1,466	3,247	5,011
Condensed consolidated gross profit	$4,358	$5,370	$14,532	$16,660
Income (loss) from continuing operations by segment:
Diagnostic Services	$250	$288	$764	$443
Diagnostic Imaging	(108)	(39)	(444)	(947)
Mobile Healthcare	(925)	(354)	(2,484)	(1,711)
Segment loss from continuing operations	$(783)	$(105)	$(2,164)	$(2,215)
Loss on sale of buildings (2)	(507)	—	(507)	—
Goodwill impairment (3)	—	—	(476)	—
Litigation reserve (4)	—	—	—	(1,339)
Condensed consolidated loss from continuing operations	$(1,290)	$(105)	$(3,147)	$(3,554)
(1) Segment information has been recast for all periods presented to reflect the MDSS disposition as discontinued operations. As certain shared function costs previously allocated to MDSS are not allocable to discontinued operations, prior period corporate costs have been re-allocated amongst the continuing reportable segments.
(2) Reflects loss on sale a portion of land and buildings in our Fargo location.
(3) Reflects goodwill impairment adjustment for Telerhythmics reporting unit.
(4) Reflects legal settlement reserve for wage and hour litigation in 2017.